SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

Amendment to Series B Preferred Certificate of Designation

On March 26, 2015, True Drinks Holdings, Inc. (the “Company”) filed the First Amended and Restated Certificate of Designation, Preferences, Rights and Limitations (the “Series C Amendment”) with the Nevada Secretary of State in order to increase the number of shares of the Company’s preferred stock designated as Series C Preferred from 50,000 to 90,000 and to permit the transactions contemplated by the Note Payments and the Note Exchange, as described below.

Note Payments and Note Exchange.

Following the filing of the Series C Amendment, on March 27, 2015, the Company and those accredited investors (the “Investors”) who entered into the Securities Purchase Agreement (the “Purchase Agreement”) with the Company on February 20, 2015 in connection with the Series C Offering previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 23, 2015, entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) wherein the Company sold to one of the Investor an additional 27,000 shares of Series C Preferred (the “Additional Shares”), for gross proceeds of $2.7 million. As required by the Purchase Agreement Amendment, the Company used the proceeds from this investment to satisfy approximately $2.7 million of the Company’s $3.8 million in outstanding secured promissory notes (the “Notes”) (the “Note Payments”). As additional consideration for the purchase of the Additional Shares, the Investor received five-year warrants (“Warrants”) to purchase that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) equal to 35% the shares of Common Stock issuable upon conversion of the Additional Shares.

Following the Note Payments, the Company and each of the holders (the “Holders”) of the Notes remaining after the Note Payments entered into Note Exchange Agreements (the “Exchange Agreements”), wherein the Holders agreed to exchange all remaining principal and accrued interest of any such Notes into shares of Series C Preferred on substantially similar terms to those offered in the Series C Offering (the “Note Exchange”). As a result of the execution of the Exchange Agreements and the consummation of the Note Exchange, the Company issued to the Holders an aggregate total of 12,148 shares of Series C Preferred and Warrants to purchase approximately 2.8 million Warrant Shares.

Series C Offering

On April 1, 2015, the Company sold an additional 15,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred”) to one of the Investors for gross proceeds of $1.5 million, pursuant to the terms and conditions of the Purchase Agreement. As additional consideration, the Company issued Warrants to the Investor to purchase 3.5 million shares of Common Stock for $0.15 per share.  The Company expects to use these proceeds received from this investment for general working capital purposes.  To date, the Company has received aggregate gross proceeds of $6.0 million from the Series C Offering, including the proceeds used for the Note Payments, and expects to receive an additional $1.0 million on or before June 30, 2015.

The shares of Series C Preferred, including the Additional Shares, and Warrants reported herein were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Investors represented that it was an "accredited investor" as defined in Regulation D, and that no Investor is subject to the “Bad Actor” disqualifications described in Rule 506(d).

           The foregoing descriptions of the Series C Amendment, Purchase Agreement, Purchase Agreement Amendment, Warrant and Exchange Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and form of Warrant, attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2015 as Exhibits 10.1 and 10.2, respectively, and the Series C Amendment, the form of Purchase Agreement Amendment, form of Exchange Agreement attached hereto as Exhibits 4.1, 10.1, and 10.2, respectively, each of which are incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

See Item 3.02.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: April 1, 2015	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock of True Drinks Holdings, Inc., dated March 26, 2015.
10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated March 27, 2015.
10.2	Form of Note Exchange Agreement, dated March 27, 2015.